                                                                     EXHIBIT 5



                  [SHEFSKY, FROELICH & DEVINE LTD LETTERHEAD]


                                                             In Reply Refer To:
                                                                  5175-40-A

                                August 16, 1995

Banyan Strategic Land Fund II
150 South Wacker Drive
Suite 2900
Chicago, Illinois  60606

         Re:     Banyan Strategic Land Fund II:
                 Registration of 1.0 million shares of Common Stock

Ladies and Gentlemen:

         In connection with the registration of 1.0 million shares of common stock, par value $.01 (the "Shares") by Banyan Strategic Land Fund II, a Delaware corporation (the "Company") under the Securities Act of 1933, as amended (the "Act"), on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August ___, 1995, (the "Registration Statement") you have requested our opinion with respect to the matters set forth below.

         For purposes of this opinion, we have reviewed the Company's 1994 Executive and Director Stock Option Plan (the "Plan") pursuant to which the Company anticipates issuing the Shares upon exercise of options granted under
the Plan.   In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the Bylaws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed material; (iv) such other certificates, records and documents as we considered necessary or appropriate as a basis for the opinions set forth herein; and (v) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinions, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

         We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

                       SHEFSKY, FROELICH & DEVINE LTD.

Banyan Strategic Land Fund II
August 16, 1995
Page 2

         We are admitted to the bar of the State of Illinois and express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of Delaware and in effect on the date hereof with respect to the opinions expressed below.

         On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares are validly authorized and reserved for issuance and, when issued and delivered to the holders of options upon exercise of the options in accordance with the terms of the Plan, will be fully-paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                                        Respectfully submitted,


                                        /s/ Shefsky, Froelich & Devine Ltd.
                                            SHEFSKY, FROELICH & DEVINE LTD.

SF&D/jfr
151707